Exhibit 99.1

     Transatlantic Holdings, Inc. Announces Second Quarter Results


    NEW YORK--(BUSINESS WIRE)--July 28, 2005--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the second quarter of 2005 amounted to $79.2 million, or $1.20 per common share (diluted), compared to $87.8 million, or $1.32 per common share (diluted), in the same prior year quarter. Net income for the first six months of 2005 amounted to $168.6 million, or $2.55 per common share (diluted), compared to $177.5 million, or $2.68 per common share (diluted), in the same prior year period.
    There were no significant net catastrophe losses occurring in the second quarters of 2005 or 2004. The first six months of 2005 includes the aggregate estimated impact of significant net catastrophe losses recorded in the first quarter of $25.0 million, or $18.8 million after tax. There were no significant net catastrophe losses occurring in the first six months of 2004.
    Commenting on results, Robert F. Orlich, Chairman, President and Chief Executive Officer, said, "Results for the quarter were negatively impacted by adverse development of catastrophe losses from the second half of 2004 that, while mostly recoverable under our reinsurance protections, gave rise to approximately $20 million of reinstatement premiums that reduced net premiums written and earned. Nonetheless, Transatlantic was able to achieve an annualized GAAP return on equity of 12.7 percent for the first half of 2005 and cash flow has remained strong, despite sizeable payments of prior year catastrophe losses.
    "Premium volume declined in the second quarter compared to a year ago, due largely to higher ceding company retentions in recent periods and the continuing trend of softening primary and reinsurance rates in most classes. Terms and conditions, however, have generally been holding firm. Transatlantic will not support business that it views as under-priced.
    "We believe that our financial strength, global market expertise and premiere client service will continue to serve us well in this challenging environment."
    For the second quarter of 2005, income before income taxes amounted to $97.5 million versus $112.5 million in the second quarter of 2004. Included in these results are pre-tax realized net capital gains of $1.9 million and $2.2 million in the second quarters of 2005 and 2004, respectively. For the first six months of 2005, income before income taxes amounted to $210.3 million compared to $228.0 million in the same prior year period. Included in these results are pre-tax realized net capital gains of $10.9 million and $9.5 million for the first six months of 2005 and 2004, respectively. Additionally, income before income taxes for the first six months of 2005 includes significant pre-tax net catastrophe losses recorded in the first quarter of $25.0 million.
    Net premiums written for the second quarter of 2005 totaled $883.7 million compared to $927.2 million in the same period in 2004, a decrease of 4.7 percent. Net premiums written for the first six months of 2005 totaled $1,769.0 million compared to $1,834.7 million in the comparable prior year period, a decrease of 3.6 percent. International business represented 54.8 percent of net premiums written in the first six months of 2005 versus 47.1 percent in the comparable 2004 period. (Refer to the table in the consolidated statistical supplement presenting the effect of changes in the foreign currency exchange rates on the decrease in net premiums written between periods.)
    For the second quarter of 2005, the combined ratio was 97.8 versus
95.7 for the comparable 2004 quarter. For the first six months of 2005, the combined ratio was 97.8 compared to 95.8 in the same prior year period. The impact of significant net catastrophe losses added
1.4 to each of the loss and loss adjustment expense ratio and combined ratio for the first six months of 2005.
    Net loss and loss adjustment expense reserves declined $5.1 million during the second quarter, bringing the net increase in such reserves for the first six months of 2005 to $76.0 million. At June 30, 2005, net loss and loss adjustment expense reserves stood at $5.06 billion. Paid losses for the second quarter and first six months of 2005 includes $73 million and $146 million, respectively, related to catastrophes occurring principally in 2004. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the consolidated statistical supplement for additional information.)
    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.
    Annualized GAAP return on equity, as discussed earlier in this release, for the first half of 2005 represents the first half's net income multiplied by two expressed as a percentage of average stockholders' equity for the first six months of 2005.
    Net investment income increased 15.0 percent in the second quarter of 2005 to $83.8 million compared to $72.9 million reported in the year ago quarter. For the first six months of 2005, net investment income increased 16.3 percent to $168.6 million compared to $144.9 million in the same 2004 period. At June 30, 2005, investments and cash totaled $8.47 billion.
    Other deductions, net, includes stock compensation expense of $2.1 million and $3.2 million for the second quarter and first six months of 2005, respectively. A component of such compensation expense, namely, $1.1 million in each of those periods, relates to TRH's employees' participation in the Starr International Company (SICO) Deferred Compensation Profit Participation Plan (the SICO Plan). Other deductions, net, for the second quarter and first six months of 2004 includes $0.7 million and $1.4 million related to stock compensation expense, respectively. No stock compensation expense was recorded by the Company relative to the SICO Plan in 2004.
    As TRH does not bear any of the cost related to stock compensation provided under the SICO Plan, the compensation expense recorded related to such SICO Plan is offset with a corresponding increase to additional paid-in capital, with no net effect on TRH's total stockholders' equity or cash flows. For further information regarding TRH's accounting for stock compensation, information regarding the SICO Plan and SICO's relationship to American International Group, Inc. (which beneficially owns approximately 60% of TRH's common stock), refer to TRH's Form 10-Q for the quarter ended March 31, 2005.
    At June 30, 2005, TRH's consolidated assets and stockholders' equity were $10.84 billion and $2.72 billion, respectively. Book value per common share was $41.34.
    In the second quarter of 2005, the Board of Directors declared a quarterly cash dividend of $0.12 per common share to stockholders of record as of September 2, 2005, payable on September 16, 2005. This represents a 20.0 percent increase over the prior quarterly dividend. Also, during the second quarter of 2005, TRH repurchased 26,100 shares of its common stock pursuant to a previously announced buyback program.

    Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:


    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. In addition, please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

                                     Three Months Ended
                                         June 30,
                                  -------------------------
                                     2005          2004       Change
                                  ------------ ------------ ----------
                                 (in thousands, except per share data)
Statement of Operations Data:

Revenues:
 Net premiums written             $   883,684  $   927,197      (4.7)%
 Increase in net
  unearned premiums                   (21,996)     (31,693)
                                  ------------ ------------

 Net premiums earned                  861,688      895,504      (3.8)
 Net investment income                 83,770       72,851      15.0
 Realized net capital gains             1,921        2,215
                                  ------------ ------------

                                      947,379      970,570
                                  ------------ ------------
Expenses:
 Net losses and loss
  adjustment expenses                 611,706      617,159
 Net commissions                      217,286      230,149
 Other underwriting expenses           19,998       17,994
 Increase in deferred
  acquisition costs                    (1,854)      (8,569)
 Other deductions, net                  2,761        1,362
                                  ------------ ------------
                                      849,897      858,095
                                  ------------ ------------

Income before income taxes             97,482      112,475     (13.3)
Income taxes                           18,255       24,651
                                  ------------ ------------
Net income                        $    79,227  $    87,824      (9.8)
                                  ============ ============

----------------------------------------------------------------------

Net income per common share:
 Basic                            $      1.20  $      1.34     (10.0)
 Diluted                                 1.20         1.32      (9.6)

Dividends per common share              0.120        0.100      20.0

Weighted average common
 shares outstanding:
 Basic                                 65,837       65,719
 Diluted                               66,144       66,287

----------------------------------------------------------------------

Ratios:
 Loss and loss adjustment
  expense                                71.0         68.9
 Underwriting expense                    26.8         26.8
 Combined                                97.8         95.7



                                      Six Months Ended
                                          June 30,
                                  -------------------------
                                      2005         2004       Change
                                  ------------ ------------ ----------
                                 (in thousands, except per share data)

Statement of Operations Data:

Revenues:
 Net premiums written             $ 1,769,034  $ 1,834,667      (3.6)%
 Increase in net
  unearned premiums                   (19,433)     (46,016)
                                  ------------ ------------

 Net premiums earned                1,749,601    1,788,651      (2.2)
 Net investment income                168,577      144,899      16.3
 Realized net capital gains            10,921        9,464
                                  ------------ ------------

                                    1,929,099    1,943,014
                                  ------------ ------------
Expenses:
 Net losses and loss
  adjustment expenses               1,257,513    1,239,370
 Net commissions                      418,719      449,258
 Other underwriting expenses           39,605       36,182
 Increase in deferred
  acquisition costs                    (2,129)     (12,436)
 Other deductions, net                  5,048        2,679
                                  ------------ ------------
                                    1,718,756    1,715,053
                                  ------------ ------------

Income before income taxes            210,343      227,961      (7.7)
Income taxes                           41,753       50,484
                                  -----------  ------------
Net income                        $   168,590  $   177,477      (5.0)
                                  ============ ============

----------------------------------------------------------------------

Net income per common share:
 Basic                            $      2.56  $      2.70      (5.2)
 Diluted                                 2.55         2.68      (4.9)

Dividends per common share              0.220        0.188      17.0

Weighted average common
 shares outstanding:
 Basic                                 65,828       65,676
 Diluted                               66,189       66,252

----------------------------------------------------------------------

Ratios:
 Loss and loss adjustment
  expense                                71.9         69.3
 Underwriting expense                    25.9         26.5
 Combined                                97.8         95.8


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
               As of June 30, 2005 and December 31, 2004

                                                2005          2004
                                            ------------  ------------
                                              (in thousands, except
                                                     share data)
Balance Sheet Data:

                                ASSETS
Investments and cash:
  Fixed maturities:
      Held to maturity, at amortized cost
       (market value: 2005-$1,233,946;
       2004-$1,120,789)                      $1,186,133    $1,091,464
      Available for sale, at market value
       (amortized cost: 2005-$5,205,617;
       2004-$5,130,081) (pledged, at market
       value: 2005-$790,159; 2004-$823,155)   5,436,235     5,323,722
  Equities:
      Common stocks available for sale, at
       market value (cost: 2005-$589,576;
       2004-$565,137) (pledged, at market
       value: 2005-$60,624; 2004-$30,228)       619,963       614,252
      Nonredeemable preferred stocks
       available for sale, at market value
       (cost: 2005-$18,986; 2004-$18,008)        18,982        17,948
  Other invested assets                         199,527       178,499
  Short-term investment of funds received
   under securities loan agreements             866,713       875,081
  Short-term investments, at cost which
   approximates market value                     29,714        42,602
  Cash and cash equivalents                     117,374       143,435
                                            ------------  ------------
               Total investments and cash     8,474,641     8,287,003
Accrued investment income                       102,237        94,671
Premium balances receivable, net                623,550       647,894
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
  Affiliates                                    257,665       272,362
  Other                                         767,287       704,372
Deferred acquisition costs                      205,190       203,061
Prepaid reinsurance premiums                     99,206        97,532
Deferred income taxes                           248,603       236,710
Other assets                                     62,833        61,687
                                            ------------  ------------
               Total assets                 $10,841,212   $10,605,292
                                            ============  ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment
 expenses                                    $6,047,582    $5,941,464
Unearned premiums                             1,067,800     1,057,265
Payable under securities loan agreements        866,713       875,081
Other liabilities                               136,916       144,353
                                            ------------  ------------
               Total liabilities              8,119,011     8,018,163
                                            ------------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000                                -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
  2005-66,801,273; 2004-66,711,866               66,801        66,712
Additional paid-in capital                      206,226       191,403
Accumulated other comprehensive income           75,049        95,234
Retained earnings                             2,393,628     2,249,393
Treasury Stock, at cost; 2005-946,900;
 2004-884,100 shares of common stock            (19,503)      (15,613)
                                            ------------  ------------
               Total stockholders' equity     2,722,201     2,587,129
                                            ------------  ------------
               Total liabilities and
                stockholders' equity        $10,841,212   $10,605,292
                                            ============  ============


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data



                               Three Months Ended  Six Months Ended
                                     June 30,          June 30,
                              -------------------- -------------------
                                   2005      2004      2005      2004
                              ---------- --------- --------- ---------
                                            (in thousands)
Cash Flow Data:

Net cash provided by
 operating activities          $147,806  $197,926  $331,440  $432,507
                              ---------- --------- --------- ---------

Cash flows from investing
 activities:
    Proceeds of fixed
     maturities available
     for sale sold              153,184   187,178   280,499   289,447
    Proceeds of fixed
     maturities available for
     sale redeemed or matured    70,919    88,260   138,938   173,803
    Proceeds of equities sold   177,210   195,138   413,891   390,942
    Purchase of fixed
     maturities held to
     maturity                         -   (48,097)  (96,264) (144,728)
    Purchase of fixed
     maturities available for
     sale                      (342,758) (333,574) (622,299) (695,516)
    Purchase of equities       (186,509) (192,117) (431,536) (385,170)
    Net sale (purchase) of
     other invested assets       40,443   (67,383)  (16,016)  (94,830)
    Net sale (purchase) of
     short-term investment of
     funds received under
     securities loan
     agreements                  58,322   (68,761)    8,368  (249,819)
    Net sale of short-term
     investments                  4,966     1,065    12,887     8,488
    Change in other
     liabilities for
     securities in course of
     settlement                 (79,261)  (26,341)  (20,060)      487
    Other, net                    1,779     1,756     1,550      (655)
                              ---------- --------- --------- ---------
        Net cash used in
         investing activities  (101,705) (262,876) (330,042) (707,551)
                              ---------- --------- --------- ---------
Cash flows from financing
 activities:
    Net funds (disbursed)
     received under securities
     loan agreements            (58,322)   68,761    (8,368)  249,819
    Dividends to stockholders    (6,586)   (5,784)  (13,167)  (11,561)
    Proceeds from common stock
     issued                         127     1,515     1,294     5,000
    Acquisition of treasury
     stock                       (1,563)        -    (3,890)        -
    Other, net                      (30)      (99)      (58)     (106)
                              ---------- --------- --------- ---------
        Net cash (used in)
          provided by
          financing activities  (66,374)   64,393   (24,189)  243,152
                              ---------- --------- --------- ---------
Effect of exchange rate
 changes on cash and cash
 equivalents                     (3,215)   (1,843)   (3,300)    1,089
                              ---------- --------- --------- ---------
        Change in cash and
         cash equivalents       (23,488)   (2,400)  (26,091)  (30,803)
Cash and cash equivalents,
 beginning of period            140,832   154,484   143,435   182,887
                              ---------- --------- --------- ---------
        Cash and cash
         equivalents, end of
         period                $117,344  $152,084  $117,344  $152,084
                              ========== ========= ========= =========



             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                               Three Months Ended  Six Months Ended
                                    June 30,            June 30,
                              -------------------- -------------------
                                   2005      2004      2005      2004
                              ---------- --------- --------- ---------
                                            (in thousands)
Comprehensive Income (Loss)
 Data:

Net income                      $79,227   $87,824  $168,590  $177,477
                              ---------- --------- --------- ---------

Other comprehensive income
 (loss):
  Net unrealized appreciation
   (depreciation) of
     investments:
     Net unrealized holding
      gains (losses)             95,552  (143,373)   31,797  (125,008)
     Related income tax effect  (33,443)   50,181   (11,128)   43,753
     Reclassification
      adjustment for gains
      included in net income     (1,921)   (2,215)  (10,921)   (9,464)
     Related income tax effect      672       775     3,822     3,312
                              ---------- --------- --------- ---------
                                 60,860   (94,632)   13,570   (87,407)
                              ---------- --------- --------- ---------

  Net unrealized currency
   translation (loss) gain       (5,060)    6,023   (51,931)  (49,374)
  Related income tax effect       1,771    (2,108)   18,176    17,281
                              ---------- --------- --------- ---------
                                 (3,289)    3,915   (33,755)  (32,093)
                              ---------- --------- --------- ---------

       Other comprehensive
        income (loss)            57,571   (90,717)  (20,185) (119,500)
                              ---------- --------- --------- ---------

Comprehensive income (loss)    $136,798   ($2,893) $148,405   $57,977
                              ========== ========= ========= =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data:
                            Three Months Ended     Six Months Ended
                                  June 30,             June 30,
                           -------------------- ----------------------
                                2005      2004       2005        2004
                           ---------- --------- ---------- -----------
                                         (in thousands)

Net premiums written by
 office:

    Domestic                 $389,777  $473,570   $799,406    $970,386
                            ---------- --------- ---------- ----------

    International:

       Europe:
          London              193,306   206,789    386,740     405,656
          Paris                96,470    62,078    187,698     118,981
          Zurich               93,631    80,375    181,824     152,859
                           ---------- --------- ---------- -----------
                              383,407   349,242    756,262     677,496
                           ---------- --------- ---------- -----------

       Other:
          Toronto              17,868    14,821     37,190      30,928
          Miami (Latin
            America and
            the Caribbean)     48,499    50,221     99,116      91,284
          Hong Kong            26,317    21,341     49,908      38,166
          Tokyo                17,816    18,002     27,152      26,407
                            ---------- --------- ---------- ----------
                              110,500   104,385    213,366     186,785
                           ---------- --------- ----------  ----------

       Total international    493,907   453,627    969,628     864,281
                           ---------- --------- ---------- -----------

Total net premiums written  $883,684  $927,197  $1,769,034  $1,834,667
                           ========== ========= ========== ===========


Effect of changes in
 foreign currency exchange
 rates on the decrease in
 net premiums written in
 2005 as compared to 2004:
                             Three      Six
                             Months    Months
                              Ended    Ended
                            June 30    June 30
                           ---------- ---------
       Decrease in original
        currency               (5.9)%    (5.4)%
       Foreign exchange
        effect                  1.2       1.8
                           ---------- ---------
       Decrease as reported
        in U.S. dollars        (4.7)%    (3.6)%
                           ========== =========



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium
 Data (continued):

Other net premiums
 written data
 (estimated):

                         Three Months Ended      Six Months Ended
                               June 30,               June 30,
                       ---------------------- -----------------------
                            2005        2004        2005        2004
                       ---------- ----------- ----------- -----------

          Treaty           95.2 %      96.5 %      95.7 %      96.6 %
          Facultative       4.8         3.5         4.3         3.4
                       ---------- ----------- ----------- -----------
                          100.0 %     100.0 %     100.0 %     100.0 %
                       ========== =========== =========== ===========

          Property         32.4 %      29.2 %      30.0 %      26.8 %
          Casualty         67.6        70.8        70.0        73.2
                       ---------- ----------- ----------- -----------
                          100.0 %     100.0 %     100.0 %     100.0 %
                       ========== =========== =========== ===========

Total gross premiums
 written                $975,669  $1,038,052  $1,971,510  $2,080,114
                       ========== =========== =========== ===========

Source of gross
 premiums written:

          Affiliates        16.2 %      17.6 %      15.7 %      18.4 %
          Other             83.8        82.4        84.3        81.6
                       ---------- ----------- ----------- -----------
                           100.0 %     100.0 %     100.0 %     100.0 %
                       ========== =========== =========== ===========


Supplemental Net Loss
 and Loss Adjustment
  Expense Reserve Data:
                         Three Months Ended      Six Months Ended
                               June 30,               June 30,
                       ---------------------- -----------------------
                          2005        2004        2005        2004
                       ---------- ----------- ----------- -----------
                                        (in millions)

Changes in net loss
 and loss adjustment
  expense reserves:

 Reserve for net
  unpaid losses and
  loss adjustment
  expenses at
  beginning of period  $5,061.7    $4,222.0    $4,980.6    $3,956.4
 Foreign exchange
  effect                  (87.0)      (24.7)      (83.7)       44.3
 Net losses and loss
  adjustment expenses
  incurred                611.7       617.1     1,257.5     1,239.4
 Net losses and loss
  adjustment expenses
  paid                    529.7       445.0     1,097.7       870.7
                       ---------- ----------- ----------- -----------
 Reserve for net unpaid
  losses and loss
  adjustment expenses
  at end of period     $5,056.7    $4,369.4    $5,056.7    $4,369.4
                       ========== =========== =========== ===========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Investment Data:

                                              June 30, 2005
                                         ---------------------
                                           Amount     Percent
                                         ----------- ---------
                                        (dollars in thousands)
Investments by category:

  Fixed maturities:
     Held to maturity (at amortized
      cost):
       Domestic and foreign municipal    $1,186,133      14.2 %
                                         ----------- ---------

     Available for sale (at market
      value):
       Corporate                          1,506,855      18.0
       U.S. Government and government
        agencies                            239,836       2.9
       Foreign government                   197,700       2.3
       Domestic and foreign municipal     3,491,844      41.8
                                         ----------- ---------
                                          5,436,235      65.0
                                         ----------- ---------
               Total fixed maturities     6,622,368      79.2
                                         ----------- ---------

  Equities:
     Common stocks                          619,963       7.4
     Nonredeemable preferred stocks          18,982       0.2
                                         ----------- ---------
               Total equities               638,945       7.6
                                         ----------- ---------

  Other invested assets                     199,527       2.4
  Short-term investment of funds received
   under securities loan agreements         866,713      10.4
  Short-term investments                     29,714       0.4
                                         ----------- ---------
               Total investments         $8,357,267     100.0 %
                                         =========== =========

Fixed maturities portfolio
 data:

                                         ----------- --------- ------
         Ratings as of June 30,  2005:     Held to   Available
                                           Maturity  for Sale  Total
                                         ----------- --------- ------

                Aaa                            12.5 %    45.3 % 57.8 %
                Aa                              4.0      31.5   35.5
                A                               1.4       4.9    6.3
                Baa                               -       0.3    0.3
                Not rated                         -       0.1    0.1
                                         ----------- --------- ------
                  Total                        17.9 %    82.1 %100.0 %
                                         =========== ========= ======

         Duration as of June 30, 2005:           5.1 years



             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement



Supplemental Investment
 Data (continued):
                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                 ------------------  -----------------
                                    2005     2004      2005     2004
                                 -------- ---------  -------- --------

Pre-tax yield on fixed maturity
 portfolio (a)                       4.4%     4.5%      4.4%      4.6%

Effective tax rate on net
 investment income (b)              16.3%    16.2%     17.0%     16.4%

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.

(b) Represents the portion of income tax expense related to net investment income divided by net investment income.



Other Data:
                                    (Estimated)
                                     June 30,   December 31,
                                        2005        2004
                                     ----------- -----------
                                          (in thousands)

Statutory surplus of Transatlantic
 Reinsurance Company                  $2,022,585  $1,944,450


    CONTACT: Transatlantic Holdings, Inc.
             Steven S. Skalicky, 212-770-2040